UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 13, 2009

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 8, 2009, Cell Therapeutics, Inc. (the “Company”) entered into a letter agreement with Rodman & Renshaw, LLC, as placement agent (the “Engagement Letter”), relating to the proposed offering of securities of the Company. A copy of the Engagement Letter is attached hereto as Exhibit 1.1.

On April 13, 2009, the Company entered into a Securities Purchase Agreement by and between the Company and Cranshire Capital, L.P. (“Cranshire”). Pursuant to the Purchase Agreement, the Company agreed to issue to Cranshire in a registered offering (a) 15,000 shares of its Series 1 Preferred Stock, no par value (the “Series 1 Preferred”), convertible into 50,000,000 shares of the Company’s common stock, no par value (the “Common Stock”), at a conversion price of $0.30 per share, for a purchase price of $1,000 per share of Series 1 Preferred and associated Warrants (defined below), (b) Class A warrants to purchase an additional 9,183,562 shares of Common Stock at an exercise price of $0.41 per share (the “Class A Warrants”) and (c) Class B Warrants to purchase an additional 13,316,438 shares of Common Stock at an exercise price of $0.41 per share (the “Class B Warrants” and, together with the Class A Warrants, the “Warrants”). In addition, Cranshire, as the original holder of the Series 1 Preferred, has, pursuant to the terms of the Series 1 Preferred, the right to purchase up to 5,000 additional shares of Series 1 Preferred at $1,000 per share within 60 days of April 13, 2009 (the “Additional Preferred,” and together with the Series 1 Preferred, the Warrants and the shares of Common Stock issuable upon the conversion or exercise of the Series 1 Preferred or the Warrants, the “Securities”).

The Class A Warrants are immediately exercisable, and the Class B Warrants are not exercisable until six months and one day after the date of issuance if Cranshire purchases any of the Additional Preferred or 61 days after the date of issuance if Cranshire does not purchase any of the Additional Preferred. The Warrants will terminate on the fifth anniversary of the date upon which the Warrants become exercisable.

In the Purchase Agreement, the Company agreed not to issue any further securities for 60 days, subject to customary exceptions.

The Securities are registered under the Securities Act of 1933, as amended, on a Registration Statement on Form S-3
(File No. 333-158272).

The descriptions of terms and conditions of the Engagement Letter, Purchase Agreement and Warrants set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Engagement Letter, which is attached hereto as
Exhibit 1.1 and incorporated herein by reference, the Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the Warrants, which are attached hereto as Exhibit 4.2 and Exhibit 4.3 and incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

On April 13, 2009, the Company filed Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Washington, establishing the Series 1 Preferred. Each share of Series 1 Preferred is entitled to a liquidation preference equal to the stated value of such share of Series 1 Preferred plus any accrued and unpaid dividends before the holders of the Common Stock or any other junior securities of the Company receive any payments upon such liquidation. The Series 1 Preferred is not entitled to dividends except to share in any dividends actually paid on Common Stock or any pari passu or junior securities. The Series 1 Preferred is convertible into Common Stock, at the option of the holder, at a conversion price of $0.30 per share, subject to a 10% exactly blocker provision. The Series 1 Preferred has no voting rights except for limited protective provisions and except as is otherwise required by law. Cranshire, as the original purchaser of Series 1 Preferred, has the right to purchase the 5,000 shares of Additional Preferred at $1,000 per share within 60 days of April 13, 2009. The foregoing description of the rights, preferences and privileges of the Series 1 Preferred does not purport to be complete and is qualified in its entirety by the full text of Articles of Amendment, which are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 13, 2009, the Company filed the Articles of Amendment related to the Series 1 Preferred, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference. The Articles of Amendment, which are effective as of April 13, 2009, establish and designate the Series 1 Preferred and the rights, preferences and privileges thereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this report on Form 8-K:

Exhibit Number	Description

1.1	Letter Agreement, dated April 8, 2009, by and between the Corporation and Rodman & Renshaw, LLC

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation, filed April 13, 2009

4.1	Series 1 Preferred Stock Certificate

4.2	Class A Warrant, dated April 13, 2009

4.3	Class B Warrant, dated April 13, 2009

5.1	Opinion of Stradling Yocca Carlson & Rauth

10.1	Securities Purchase Agreement, dated April 13, 2009, by and between Cell Therapeutics, Inc. and Cranshire Capital, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: April 13, 2009	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number	Description

1.1	Letter Agreement, dated April 8, 2009, by and between the Corporation and Rodman & Renshaw, LLC

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation, filed April 13, 2009

4.1	Series 1 Preferred Stock Certificate

4.2	Class A Warrant, dated April 13, 2009

4.3	Class B Warrant, dated April 13, 2009

5.1	Opinion of Stradling Yocca Carlson & Rauth

10.1	Securities Purchase Agreement, dated April 13, 2009, by and between Cell Therapeutics, Inc. and Cranshire Capital, L.P.